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                                  June 17, 1999


Applied Analytical Industries, Inc.
5051 New Centre Drive
Wilmington, North Carolina 28403

         Re:      PharmComm, Inc./Guarantee

Ladies and Gentlemen:

The undersigned acknowledges that Applied Analytical Industries, Inc. ("AAI") is contemplating making an advance payment of $300,000.00 in cash (the "Advance Payment") to PharmComm, Inc. ("PharmComm") for the provision by PharmComm to AAI of certain document scanning services requested by AAI in the future. The undersigned acknowledges that as a shareholder of PharmComm, the Advance Payment indirectly benefits the undersigned and that AAI will be acting in reliance of the undersigned's agreement set forth herein. Accordingly, the undersigned hereby agrees unconditionally and absolutely to guarantee to AAI repayment to AAI of the Advance Payment, reduced by the amount of scanning services provided by PharmComm to AAI at AAI's request after the date hereof at a price of $0.06176 per scanned page, in the event that either PharmComm fails to provide scanning services requested by AAI or AAI terminates its relationship with PharmComm and requests a return of the Advance Payment.

In connection with such guaranty obligation, the undersigned hereby waives (a) notice of acceptance of this guaranty by AAI; (b) to the extent permitted by applicable law, all other notices to which the undersigned might otherwise be entitled; (c) demand for payment under this guaranty; and (d) any right to assert against AAI, as a defense, counterclaim, set-off, or cross-claim any defense (legal or equitable), set-off, counterclaim or claim that the undersigned may now or hereafter have against AAI, other than compulsory counterclaims. Furthermore, the undersigned agrees that this guaranty may be enforced by AAI without the necessity at any time of resorting to or exhausting any other right of recovery against PharmComm, and the undersigned hereby waives the right to require AAI to proceed against PharmComm or to require AAI to pursue any other remedy or enforce any other right. Without limiting the generality of the foregoing, the undersigned hereby specifically waives the benefits of North Carolina General Statutes. Sections 26-7 through 26-9 inclusive.


                                                Sincerely,


                                                /s/ Frederick D. Sancilio
                                                --------------------------------
                                                Frederick D. Sancilio, Ph. D.